Exhibit No. 23.2



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Board of Directors
First Federal Savings and Loan Association
  of Sistersville
726 Wells Street
Sistersville, West Virginia 26175




                          INDEPENDENT AUDITOR'S CONSENT

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 2, 1996, on the consolidated financial statements of First Federal Savings and Loan Association of Sistersville, to the Registration Statement (Form S-1), Application for Conversion (Form AC), and related Prospectus, and any amendments thereto, of Sistersville Bancorp, Inc.




/s/ S.R. Snodgrass, A.C.


Wheeling, West Virginia
April 25, 1997